UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 7, 2013

REGIONS FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	001-34034	63-0589368
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1900 FIFTH AVENUE NORTH

BIRMINGHAM, ALABAMA 35203

(Address, including zip code, of principal executive office)

Registrant’s telephone number, including area code: (800) 734-4667

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

Union Planters Preferred Funding Corp. (“UPPFC”), a Delaware corporation and wholly-owned subsidiary of Regions Bank, intends in the near future to commence a tender offer for any and all of its outstanding 7.75% Non-Cumulative Exchangeable Series B Preferred Stock (CUSIP No. 908080203) (“UPPFC Series B Preferred Stock”) at an anticipated price of 117.25% of the liquidation amount per security of $100,000 plus accrued and unpaid dividends on the UPPFC Series B Preferred Stock. The total liquidation amount of all outstanding UPPFC Series B Preferred Stock is $100 million. The terms and conditions of any tender offer will be described in an offer to purchase and related letter of transmittal (the “Offer Materials”). Any tender offer will be subject to the satisfaction or waiver of certain conditions specified in the Offer Materials. However, the tender offer is not expected to be subject to any minimum participation condition.

UPPFC also intends to seek the consent of its shareholders, including the holders of UPPFC Series B Preferred Stock, to the voluntary dissolution of UPPFC, in accordance with terms of UPPFC’s certificate of incorporation and applicable law. The board of directors of UPPFC has approved the voluntary dissolution and the ability of UPPFC to act by written consent of its shareholders in lieu of shareholder meeting. The details of any consent solicitation will be described in a consent solicitation statement and related letter of consent.

Holders representing $61.1 million in liquidation amount of UPPFC Series B Preferred Stock have indicated their intention to tender their UPPFC Series B Preferred Stock if a tender offer is commenced on the proposed terms and to consent to the proposed voluntary dissolution of UPPFC.

THIS IS NOT AN OFFER OR SOLICITATION TO PURCHASE THE UPPFC SERIES B PREFERRED STOCK OR A SOLICITATION OF ANY CONSENTS OF HOLDERS OF ANY UPPFC SECURITIES, INCLUDING THE SERIES B PREFERRED STOCK. ANY TENDER OFFER OR CONSENT SOLICITATION WILL BE MADE SOLELY PURSUANT TO AN OFFER TO PURCHASE AND/OR CONSENT SOLICITATION STATEMENT, WHICH WILL SET FORTH THE COMPLETE TERMS OF SUCH OFFER AND CONSENT SOLICITATION. HOLDERS OF THE UPPFC SERIES B PREFERRED STOCK SHOULD CAREFULLY READ THESE DOCUMENTS PRIOR TO MAKING ANY DECISION.

In accordance with general instruction B.2 of Form 8-K, this information is being furnished and shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGIONS FINANCIAL CORPORATION

By:	/s/ Fournier J. Gale, III
Name:	Fournier J. Gale, III
Title:	Senior Executive Vice President, General Counsel and Corporate Secretary

Date: June 7, 2013